Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Strong Fiscal 2019 Third Quarter Results
With Double-Digit Revenue Growth and Record EPS

•	3Q19 revenue up 11% to $1.7 billion

•	3Q19 GAAP EPS from continuing operations up 24% to $2.02; non-GAAP[1] up 30% to $2.11

•	3Q19 operating cash flow of $405 million; adjusted free cash flow[2] of $379 million

•	YTD19 revenue up 10% to $4.9 billion; GAAP EPS from continuing operations up 39% to $5.67; non-GAAP[1] up 26% to $5.85

•	YTD19 operating cash flow of $874 million; adjusted free cash flow[2] up 75% to $788 million

•	Increased revenue, EPS and adjusted free cash flow[2] guidance for fiscal 2019
___________________________________________________________________________________________
MELBOURNE, Fla., May 01, 2019 — Harris Corporation (NYSE:HRS) reported fiscal 2019 third quarter revenue of $1.7 billion, up 11% compared with the prior year with a book-to-bill of 1.03. GAAP earnings per diluted share (EPS) from continuing operations increased 24% to $2.02, and non-GAAP EPS1 increased 30% to $2.11. Net income increased 24% to $243 million, and adjusted earnings before interest and taxes (EBIT1) increased 15% to $341 million with margin expansion of 80 basis points (bps) to 19.7%.
"We achieved double-digit EPS growth for the sixth consecutive quarter driven by our highest organic revenue growth and margin in the past eight years," said William M. Brown, chairman, president and chief executive officer. "These results, combined with another quarter of strong free cash flow, continue our exceptional year-to-date performance and position us well to deliver on increased revenue, EPS and free cash flow guidance for the year."
"Alongside strong operating results, integration planning continues to progress well with the teams developing detailed plans to deliver cost and revenue synergies. The shareholder approvals for the L3 Harris transaction and Harris signing a definitive agreement to divest the Night Vision business, reaffirm our confidence in closing the merger in mid-calendar 2019. This transformational merger, combined with a strong addressable budget, will drive continued growth and create long-term value for our shareholders."

__________________________________________________________________________________________________________________________
1Excludes discontinued operations and L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
2Excludes L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Summary Financial Results

($ millions, except per share data)	Third Quarter			Year to Date
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$1,728	$1,562	11%	$4,936	$4,507	10%

(GAAP comparison)
Net income	$243	$196	24%	$681	$486	40%
Net income margin	14.1%	12.5%	160bps	13.8%	10.8%	300bps
Earnings per share	$2.02	$1.63	24%	$5.67	$4.07	39%

(Non-GAAP comparison)[3]
Adjusted EBIT	$341	$296	15%	$968	$843	15%
Adjusted EBIT margin	19.7%	18.9%	80bps	19.6%	18.7%	90bps
Earnings per share	$2.11	$1.62	30%	$5.85	$4.64	26%

Revenue increased 11% for the quarter and 10% year-to-date, with continued strong growth across all three segments. GAAP and non-GAAP EPS3 grew more than 20% for the quarter and for the first three quarters from higher volume, strong operational performance and a lower tax rate, partially offset by product and program mix. In addition, third quarter GAAP EPS growth was partially offset by L3 deal and integration costs. Year-to-date adjusted EBIT3 margin expanded 90 bps to 19.6% and book-to-bill was 1.12.

Communication Systems

($ millions)	Third Quarter			Year to Date
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$568	$479	19%	$1,577	$1,377	15%
Operating income	$172	$144	19%	$474	$404	17%
Operating margin	30.3%	30.1%	20bps	30.1%	29.3%	80bps

Revenue increased double digits for the fourth consecutive quarter, up 19%, from growth in Tactical Communications and Public Safety. Tactical Communications revenue grew 19%, driven by 55% growth in DoD Tactical, from a ramp in U.S. DoD modernization programs. Public Safety grew double digits on increased demand from state and federal agencies. Operating income increased 19% to $172 million.

________________________________________________________________________________________________
3 Excludes discontinued operations and L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

U.S. DoD tactical radio modernization momentum continued in the third quarter, with an initial production order from SOCOM for next generation multi-channel handheld radios under the sole-source $390 million IDIQ contract and an order from the Marine Corps for multi-channel manpack radios. These orders follow the Army HMS Manpack and 2-Channel Leader Radio LRIP awards received in prior quarters and expand multi-year modernization efforts across the services.
International adoption of multi-channel radios continued to expand with an order from the Canadian Army as part of their modernization program. In addition, Harris received an order from New Zealand to integrate, modernize and upgrade their command and control network, advancing the company's strategy of expanding into integrated network systems.
Segment revenue in the first three quarters increased 15% from strong growth in all three businesses with a book-to-bill of 1.1 and operating margin expanding 80 bps to 30.1%.

Electronic Systems

($ millions)	Third Quarter			Year to Date
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$649	$606	7%	$1,855	$1,729	7%
Operating income	$123	$108	14%	$355	$314	13%
Operating margin	19.0%	17.8%	120bps	19.1%	18.2%	90bps

Third quarter revenue increased 7% from sustained strong growth on long-term platforms – F-35, F/A-18 and F-16 and from increased volume in release systems, partially offset by the United Arab Emirates (UAE) program transition timing. Operating income grew 14% to $123 million, and margin expanded 120 bps to 19.0%, driven by higher volume and strong operational performance.
Strong bookings on long-term platforms continued in the quarter with a $212 million contract to upgrade electronic countermeasure capabilities on U.S. Navy and Kuwaiti F/A-18 aircraft, increasing the inception-to-date IDECM production awards to $2 billion. The company also received a $129 million development contract for the open systems mission processor on the F-35, a key milestone supporting platform modernization under the Technology Refresh 3 program.
In addition, Harris strengthened its position in the UAE with the award of a $46 million contract to provide technical support and training to the UAE Armed Forces, as the Emirates Land Tactical System (ELTS) transitions to full operations. This award follows the company's successful completion of the $192 million UAE ELTS Initial Operational Capability program.
Segment revenue in the first three quarters increased 7% with a book-to-bill of 1.2 and operating margin expanding 90 bps to 19.1%.

Space and Intelligence Systems

($ millions)	Third Quarter			Year to Date
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$514	$482	7%	$1,515	$1,410	7%
Operating income	$87	$83	5%	$265	$250	6%
Operating margin	16.9%	17.2%	(30)bps	17.5%	17.7%	(20)bps

Third quarter revenue increased 7%, as double-digit growth from classified programs, driven by small satellites, exquisite systems and next-generation technology programs, was partially offset by lower revenue from environmental programs. Operating income increased 5% to $87 million from higher volume and strong program execution, partially offset by higher investments.
Order momentum remained strong on classified programs, as the company leveraged its investments in innovation and strong customer relationships to secure a $185 million follow-on sustainment and modernization award from the U.S. Air Force for counter-communication, $154 million of increased scope from an existing classified customer to enhance and deploy mission-critical capabilities and $84 million of additional funding for exquisite space systems from a long-standing customer.
Investments in technology have strengthened the company's position as the partner-of-choice on long-standing Civil programs. Harris received a $243 million award as part of the GPS IIIF SV11-32 contract to provide fully-digital navigation payloads for the first two GPS IIIF satellites. This award follows the company's success on the current GPS III SV1-10 contract. Harris also received a 3-year, $293 million award to expand capabilities on the GOES-R ground system, increasing the total contract value to $1.7 billion.
Segment revenue in the first three quarters increased 7% with a book-to-bill of 1.1. Operating income increased 6% and operating margin remained strong at 17.5%.

Cash and Capital Deployment

($ millions)	Third Quarter			Year to Date
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Operating cash flow	$405	$(143)	$548	$874	$230	$644
Free cash flow[4]	$368	$(179)	$547	$770	$151	$619
Adjusted free cash flow[5]	$379	$121	$258	$788	$451	$337

In the first three quarters of fiscal 2019, the company generated $788 million in adjusted free cash flow5, up 75%, and returned $444 million to shareholders through dividends and share repurchases and, in the third quarter, paid down $300 million of debt.

Guidance
As a result of strong year-to-date performance, Harris updated its guidance for fiscal 2019 to the following:

•	Revenue ~$6.72 billion, up ~9.0% from fiscal 2018 (increased from previous guidance of up 8.0 - 8.5%)

•	GAAP EPS from continuing operations ~$7.80 and non-GAAP[6] EPS ~$8.15 (increased from previous guidance of $7.50 - $7.60 GAAP and $7.90 - $8.00 non-GAAP6)

•	Operating cash flow ~$1,160 billion; adjusted free cash flow[5] ~$1.025 billion (increased from previous guidance of $1.000 - $1.025 billion)

•	Tax rate of approximately 15.0% GAAP; 15.5% non-GAAP (a decrease from ~16.3% GAAP and ~16.5% non-GAAP previously)

_____________________________________________________________________________________________________
4Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
5Excludes L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
6Excludes discontinued operations and L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Conference Call and Webcast
Harris will host a conference call today, May 1, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2019 third quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on May 1.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the third quarter and first three quarters of fiscal 2019 and expected earnings per diluted share from continuing operations for fiscal 2019, in each case excluding L3 deal and integration costs; earnings per diluted share from continuing operations for the third quarter and first three quarters of fiscal 2018, in each case excluding the impact of non-cash adjustments related to tax reform and charges related to a decision to transition and exit a commercial line of business and other items, and in the case of the first three quarters of fiscal 2018, also excluding a one-time non-cash charge from an adjustment for deferred compensation; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the third quarter and first three quarters of fiscal 2019, in each case excluding net interest expense, income taxes, discontinued operations net of income taxes and L3 deal and integration costs; and adjusted EBIT and adjusted EBIT margin for the third quarter and first three quarters of fiscal 2018, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes, charges related to a decision to transition and exit a commercial line of business and other items and a one-time non-cash charge from an adjustment for deferred compensation; free cash flow for the third quarter and first three quarters of fiscal 2019 and third quarter and first three quarters of fiscal 2018, in each case excluding cash flow for capital expenditures; adjusted free cash flow for the third quarter and first three quarters of fiscal 2019 and expected adjusted free cash flow for fiscal 2019, in each case excluding cash flow for capital expenditures and L3 deal and integration costs; adjusted free cash flow for the third quarter and first three quarters of fiscal 2018, in each case excluding cash flow for capital expenditures and adjusted for the voluntary contribution to qualified pension plans in the third quarter of fiscal 2018; and expected effective tax rate for fiscal 2019, excluding the impact of L3 deal and integration costs. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: earnings, revenue, adjusted free cash flow and tax rate guidance for fiscal 2019; potential contract opportunities and awards; the potential value and timing of contract awards; statements regarding being well positioned to deliver on increased guidance; statements about the proposed transformational L3 Harris merger and the anticipated timing of the closing thereof and anticipated benefits therefrom; statements regarding a strong addressable budget, continued growth and creation of long-term shareholder value; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation; the occurrence of any event, change or other circumstances that could give rise to the termination of the L3 Harris merger agreement; the risk that the parties may not be able to obtain (or may be required to make divestitures in order to obtain) the necessary regulatory approvals or to satisfy any of the other conditions to the proposed combination in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed combination; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the proposed combination; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; and the risk that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on their operating results and businesses generally. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
HARRIS CORPORATION
FY '19 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018

	(In millions, except per share amounts)
Revenue from product sales and services	$1,728	$1,562	$4,936	$4,507
Cost of product sales and services	(1,139)	(1,028)	(3,244)	(2,969)
Engineering, selling and administrative expenses	(310)	(331)	(893)	(890)
Non-operating income	46	46	140	136
Interest income	1	—	2	1
Interest expense	(43)	(41)	(130)	(124)
Income from continuing operations before income taxes	283	208	811	661
Income taxes	(40)	(10)	(127)	(167)
Income from continuing operations	243	198	684	494
Discontinued operations, net of income taxes	—	(2)	(3)	(8)
Net income	$243	$196	$681	$486

Net income per common share
Basic
Continuing operations	$2.06	$1.66	$5.79	$4.15
Discontinued operations	—	(0.01)	(0.02)	(0.07)
	$2.06	$1.65	$5.77	$4.08
Diluted
Continuing operations	$2.02	$1.63	$5.67	$4.07
Discontinued operations	—	(0.01)	(0.02)	(0.07)
	$2.02	$1.62	$5.65	$4.00

Basic weighted average common shares outstanding	117.9	118.4	117.9	118.7
Diluted weighted average common shares outstanding	120.3	121.0	120.3	121.1

Table 2
HARRIS CORPORATION
FY '19 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018

	(In millions)
Revenue
Communication Systems	$568	$479	$1,577	$1,377
Electronic Systems	649	606	1,855	1,729
Space and Intelligence Systems	514	482	1,515	1,410
Corporate eliminations	(3)	(5)	(11)	(9)
	$1,728	$1,562	$4,936	$4,507
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$172	$144	$474	$404
Electronic Systems	123	108	355	314
Space and Intelligence Systems	87	83	265	250
Unallocated corporate expense and corporate eliminations	(56)	(86)	(155)	(182)
Pension adjustment	(47)	(46)	(140)	(138)
Non-operating income	46	46	140	136
Net interest expense	(42)	(41)	(128)	(123)
	$283	$208	$811	$661

Table 3
HARRIS CORPORATION
FY '19 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 29, 2019	March 30, 2018

	(In millions)
Operating Activities
Net income	$681	$486
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	87	87
Other depreciation and amortization	106	105
Qualified pension plan contributions	—	(301)
Pension income and share-based compensation	5	(51)
(Increase) decrease in:
Accounts receivable	13	(94)
Contract assets	(99)	(110)
Inventories	(22)	(36)
Increase (decrease) in:
Accounts payable	(99)	(46)
Contract liabilities	94	58
Other	108	132
Net cash provided by operating activities	874	230
Investing Activities
Additions of property, plant and equipment	(104)	(79)
Adjustment to proceeds from sale of business	—	(2)
Net cash used in investing activities	(104)	(81)
Financing Activities
Proceeds from borrowings	25	552
Repayments of borrowings	(303)	(367)
Proceeds from exercises of employee stock options	24	31
Repurchases of common stock	(200)	(197)
Cash dividends	(244)	(205)
Other financing activities	(24)	(10)
Net cash used in financing activities	(722)	(196)
Effect of exchange rate changes on cash and cash equivalents	(2)	6
Net increase (decrease) in cash and cash equivalents	46	(41)
Cash and cash equivalents, beginning of year	288	484
Cash and cash equivalents, end of quarter	$334	$443

Table 4
HARRIS CORPORATION
FY '19 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 29, 2019	June 29, 2018

	(In millions)
Assets
Cash and cash equivalents	$334	$288
Receivables	453	466
Contract assets	881	782
Inventories	433	411
Property, plant and equipment	904	900
Goodwill	5,371	5,372
Other intangible assets	902	989
Other assets	514	643
	$9,792	$9,851

Liabilities
Short-term debt	$103	$78
Accounts payable	523	622
Contract liabilities	466	372
Compensation and benefits	176	142
Current portion of long-term debt, net	6	304
Defined benefit plans	601	714
Long-term debt, net	3,412	3,408
Other liabilities	898	933
Equity	3,607	3,278
	$9,792	$9,851

HARRIS CORPORATION
FY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin, effective tax rate and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018

	(In millions)
Revenue from product sales and services (B)	$1,728	$1,562	$4,936	$4,507

Net income	$243	$196	$681	$486
Adjustments:
Net interest expense	42	41	128	123
Income taxes	40	10	127	167
Discontinued operations, net of income taxes	—	2	3	8
L3 deal and integration costs	16	—	29	—
Charges related to decision to transition and exit a commercial line of business and other items	—	47	—	47
One-time non-cash charge from an adjustment for deferred compensation	—	—	—	12
Total adjustments	98	100	287	357
Adjusted EBIT (A)	$341	$296	$968	$843

Adjusted EBIT margin percentage (A) / (B)	19.7%	18.9%	19.6%	18.7%

Table 6
HARRIS CORPORATION
FY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Income from Continuing Operations per Diluted Common Share to
Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018	Fiscal Year 2019 (Guidance)
GAAP income from continuing operations per diluted common share	$2.02	$1.63	$5.67	$4.07	~ $7.80
Impact of non-cash adjustments related to tax reform	—	(0.28)	—	0.20	—
Charges related to decision to transition and exit a commercial line of business and other items	—	0.27	—	0.27	—
One-time non-cash charge from an adjustment for deferred compensation	—	—	—	0.10	—
L3 deal and integration costs	0.09	—	0.18	—	~ 0.35
Non-GAAP income from continuing operations per diluted common share	$2.11	$1.62	$5.85	$4.64	~ $8.15

Table 7
HARRIS CORPORATION
FY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018	Fiscal Year 2019 (Guidance)

	(In millions)
Net cash provided by (used in) operating activities	$405	$(143)	$874	$230	~ $1,160
Less capital expenditures	(37)	(36)	(104)	(79)	(170)
Free cash flow	368	(179)	770	151	~ 990
Adjustment for voluntary contribution to qualified pension plans	—	300	—	300	—
Cash used for L3 deal and integration costs	11	—	18	—	~ 35
Adjusted free cash flow	$379	$121	$788	$451	~ $1,025

Table 8
HARRIS CORPORATION
FY '19 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Effective Tax Rate
(Unaudited)

	Fiscal Year 2019 (Guidance)
	GAAP	Adjustments (1)	Non-GAAP

	(In millions)
Income from continuing operations before income taxes (B)	$1,104	$57	$1,161
Income taxes (A)	(166)	(14)	(180)
Effective tax rate (A) / (B)	15.0%		15.5%

(1) Adjustments reflect L3 deal and integration costs.